EXHIBIT (q)(43)

POWER OF ATTORNEY

Scott E. Eston and Harriett Tee Taggart, as Trustees of the following trusts, each a Massachusetts business trust (the “Portfolio”), do hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma, Barbara E. Campbell or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for each of us, in the name of each of us in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Portfolios listed below, in respect of shares of beneficial interest and other documents and papers relating thereto:

Portfolio	Trust

Asian Small Companies Portfolio	Eaton Vance Growth Trust
Boston Income Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Series Trust II
Build America Bond Portfolio	Eaton Vance Mutual Funds Trust
Cash Management Portfolio	Eaton Vance Mutual Funds Trust
Dividend Builder Portfolio	Eaton Vance Special Investment Trust
Emerging Markets Local Income Portfolio	Eaton Vance Mutual Funds Trust
Floating Rate Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Special Investment Trust
Focused Growth Portfolio	Eaton Vance Growth Trust
Global Dividend Income Portfolio	Eaton Vance Mutual Funds Trust
Global Growth Portfolio	Eaton Vance Growth Trust
Global Macro Absolute Return Advantage Portfolio	Eaton Vance Mutual Funds Trust
Global Macro Portfolio	Eaton Vance Mutual Funds Trust
Global Opportunities Portfolio	Eaton Vance Mutual Funds Trust
Government Obligations Portfolio	Eaton Vance Mutual Funds Trust
Greater China Growth Portfolio	Eaton Vance Growth Trust
Greater India Portfolio	Eaton Vance Special Investment Trust
High Income Opportunities Portfolio	Eaton Vance Mutual Funds Trust
Inflation-Linked Securities Portfolio	Eaton Vance Special Investment Trust
International Equity Portfolio	Eaton Vance Mutual Funds Trust
International Income Portfolio	Eaton Vance Mutual Funds Trust
Investment Grade Income Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Special Investment Trust
Large-Cap Core Research Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Special Investment Trust
Large-Cap Growth Portfolio	Eaton Vance Special Investment Trust
Large-Cap Value Portfolio	Eaton Vance Special Investment Trust
MSAM Completion Portfolio	Eaton Vance Mutual Funds Trust
MSAR Completion Portfolio	Eaton Vance Mutual Funds Trust
Multi-Cap Growth Portfolio	Eaton Vance Growth Trust
Eaton Vance Special Investment Trust
Multi-Sector Portfolio	Eaton Vance Mutual Funds Trust
Parametric Structured Absolute Return Portfolio	Eaton Vance Mutual Funds Trust
Senior Debt Portfolio	Eaton Vance Mutual Funds Trust
Short-Term U.S. Government Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Special Investment Trust
Small-Cap Portfolio	Eaton Vance Special Investment Trust
SMID-Cap Portfolio	Eaton Vance Growth Trust
Eaton Vance Special Investment Trust
Special Equities Portfolio	Eaton Vance Special Investment Trust
Tax-Managed Growth Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Series Trust
Tax-Managed International Equity Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Mid-Cap Core Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Multi-Cap Growth Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Small-Cap Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Small-Cap Value Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Value Portfolio	Eaton Vance Mutual Funds Trust
Worldwide Health Sciences Portfolio	Eaton Vance Growth Trust

     IN WITNESS WHEREOF We have hereunto set our hands on the date set opposite our respective signatures.

Signature	Title	Date

/s/ Scott E. Eston	Trustee	October 17, 2011
Scott E. Eston

/s/ Harriett Tee Taggart	Trustee	October 17, 2011
Harriett Tee Taggart